Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187074, No. 333-215742 and No. 333-229099) and Form F-3 (No. 333-219961) of YY Inc. of our report dated April 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Guangzhou, the People’s Republic of China

April 26, 2019